                         EXHIBIT INDEX


EXHIBIT NO.        TITLE OF DOCUMENT

     23.     1a.   Consent of Kenny S&P Evaluation Services, a
                   division of J.J. Kenny Co., Inc.

             1b.   Consent of Deloitte & Touche LLP

     27.           Financial Data Schedule